UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2023

SABINE PASS LIQUEFACTION, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-192373	27-3235920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street

Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2023 (the “Closing Date”), Sabine Pass Liquefaction, LLC (“SPL”) entered into a $1 billion Senior Secured Revolving Credit and Guaranty Agreement among SPL, as borrower, various lenders (the “Lenders”) and issuing banks, MUFG Bank, Ltd., as coordinating lead arranger, the Bank of Nova Scotia, as senior facility agent and Société Générale, as common security trustee for the Lenders (the “Revolving Credit Facility”). The Revolving Credit Facility refinances and replaces SPL’s existing revolving credit facility, dated as of March 19, 2020, to, among other things, (i) extend the maturity date thereunder, (ii) reduce the rate of interest and commitment fees applicable thereunder, and (iii) make certain other changes to the terms and conditions of the existing revolving credit facility. The Lenders and their affiliates have provided and may provide, from time to time in the future, certain financial services to SPL and its affiliates, for which they may receive advisory or transaction fees, as applicable, of the nature and in amounts customary in the industry for these financial services.

In connection with the Revolving Credit Facility, SPL also entered into the Fourth Amended and Restated Common Terms Agreement, among SPL and certain other parties thereto and Société Générale, as common security trustee (the “Common Terms Agreement”), which amends and restates the Third Amended and Restated Common Terms Agreement, dated as of March 19, 2020, among SPL and certain other parties thereto and Société Générale, as common security trustee.

Availability

100% of the Revolving Credit Facility will be available to provide loans and letters of credit to SPL for the general corporate purposes of SPL and/or its subsidiaries. 100% of the aggregate amount of commitments under the Revolving Credit Facility are available for the issuance of letters of credit for the account or benefit of SPL and/or its subsidiaries for general corporate purposes.

Conditions Precedent to Extensions of Credit

Advances and issuances of letters of credit under the Revolving Credit Facility are subject to customary conditions precedent, including the absence of defaults and the accuracy of certain representations and warranties.

Covenants and Events of Default

The Revolving Credit Facility contains no financial covenants.

The Revolving Credit Facility includes representations, warranties and affirmative covenants customary for companies like SPL with lenders of the type participating in the Revolving Credit Facility, including, among others, covenants relating to compliance with laws. Negative covenants are limited to conditions to the making of restricted payments, including dividends, and limitations on indebtedness, liens, fundamental changes, hedging, and affiliate transactions. These covenants are subject to certain materiality qualifiers, reasonableness standards, thresholds, grace periods and exceptions.

In addition, the Revolving Credit Facility includes customary events of default (including non-payment, cross acceleration of other indebtedness of SPL in excess of $500 million, breach of representations, warranties and covenants, unsatisfied judgments in excess of $500 million, and a change of control of SPL), which are subject to customary grace periods and materiality standards.

Interest and Fees

Loans under the Revolving Credit Facility will bear interest at a variable rate per annum equal to SOFR or the base rate (the highest of (a) the prime rate published in The Wall Street Journal, (b) the federal funds rate plus 0.50%, and (c) Term SOFR for an interest period of one month plus 1.00%), plus the applicable margin. The applicable margin for SOFR loans ranges from 1.00% to 1.75% per annum, and the applicable margin for base rate loans ranges from 0.00% to 0.75% per annum, in each case, based on the credit ratings then in effect assigned to loans under the

Revolving Credit Facility. Based on current credit ratings for SPL, the applicable margins for SOFR loans and base rate loans are 1.125% and 0.125%, respectively. Interest on SOFR loans is due and payable at the end of each SOFR period, and interest on base rate loans is due and payable at the end of each calendar quarter.

SPL will pay a commitment fee on the average daily amount of undrawn commitments at an annual rate that ranges from 0.075% to 0.30% based on the credit ratings then in effect assigned to loans under the Revolving Credit Facility. Based on current credit ratings for SPL, the commitment fee on revolving commitments is 0.10%.

SPL will also pay (i) a letter of credit fee at an annual rate equal to the applicable margin for SOFR loans on the undrawn portion of all letters of credit issued under the Revolving Credit Facility, and (ii) a fronting fee to each issuing bank that issues a letter of credit in an amount equal to 0.15% per annum of the daily maximum aggregate amount available to be drawn under such letter of credit issued by such issuing bank.

In connection with the Revolving Credit Facility, SPL is paying fees to the Lenders, as well as additional transaction fees and expenses. Annual administrative fees must also be paid to the senior facility agent and common security trustee for the Revolving Credit Facility.

Maturity

The Revolving Credit Facility matures on June 23, 2028. SPL has the right to prepay any loan under the Revolving Credit Facility in whole or in part, subject to certain notice requirements.

Collateral

The Revolving Credit Facility, obligations under the interest rate protection agreements entered into in connection with the Revolving Credit Facility, and SPL’s other senior secured indebtedness permitted under the Common Terms Agreement (collectively, the “SPL Secured Obligations”) are secured on a pari passu basis by a first priority lien (subject to customary permitted encumbrances and exclusions) on substantially all of the assets of SPL and certain future subsidiaries of SPL. In addition, the SPL Secured Obligations are secured by a pledge of all of the membership interests in SPL. SPL is also required to establish and maintain certain deposit accounts, which are subject to the control of the common security trustee. The loan proceeds from the Revolving Credit Facility and other receipts will be deposited into these accounts, and they will hold the various reserve accounts required by the Revolving Credit Facility pursuant to the existing accounts agreement. The liens securing the SPL Secured Obligations are evidenced by customary mortgage and other security documents and are subject to customary intercreditor arrangements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE PASS LIQUEFACTION, LLC

	By:	/s/ Zach Davis
Dated: June 26, 2023	Name:	Zach Davis
	Title:	Chief Financial Officer